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                                                               EXHIBIT 10.28



                 NATIONAL TECHTEAM 1996 NON-EMPLOYEE DIRECTORS'
                                   STOCK PLAN


ARTICLE A - PURPOSE.

          The purpose of The National TechTeam 1996 Non-Employee Directors' Stock Plan (hereinafter referred to as the "Plan") is to strengthen the alignment of interests between non-employee Directors (hereinafter referred to as "Participants") and the shareholders of National TechTeam, Inc. (hereinafter referred to as the "Company") through the increased ownership of shares of the Company's Common Stock. This will be accomplished by providing Participants with shares of Common Stock as compensation for services as a Director and by granting Participants non-qualified options to purchase shares of Common Stock (hereinafter referred to as "Stock Options").

ARTICLE B - ADMINISTRATION.

          1. The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the "Board") or a committee to which the Board has delegated that authority.

          2. It shall be the duty of the Board to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deem necessary or appropriate. The Board's interpretations of the Plan, and all determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all persons having any interest in the Plan.

          3. The Board may establish from time to time such regulations, provisions, and procedures within the terms of this Plan as, in its opinion, may be advisable in the administration of this Plan.

          4. The Board may designate the Secretary of the Company or other employees of the Company to assist the Board in the administration of this Plan and may grant authority to such persons to execute documents on behalf of the Board.

ARTICLE C - PARTICIPATION.

          Participation in the Plan shall be limited to all non-employee Directors of the Company.

ARTICLE D - LIMITATION ON NUMBER OF SHARES FOR THE PLAN.

          The total number of shares of Common Stock of the Company that may be awarded each year shall not exceed 150,000 shares.

ARTICLE E - SHARES SUBJECT TO USE UNDER THE PLAN.

          Shares of Common Stock to be awarded under the terms off this Plan shall be treasury shares.

ARTICLE F - SHARES FOR ATTENDANCE AT BOARD OF DIRECTORS MEETINGS.

          Each Participant shall, on the fifth business day following each quarterly release of the Company's earnings, automatically be




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entitled to receive 100 shares of Common Stock for each meeting of the Company's
Board of Directors attended by such Participant during the preceding fiscal quarter.

ARTICLE G - STOCK OPTIONS.

          1. Each Participant shall, on the last business day in each February during such Participant's term as a director of the Company, automatically be granted a Stock Option to purchase 10,000 shares of Common Stock (with such amount subject to adjustment as set forth in Article I) having an exercise price of one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

          2. The Stock Options shall have a term of ten (10) years from the date of grant, subject to earlier termination as provided herein, and shall be exercisable immediately from the date of grant.

          3. Stock Options are not transferable other than by will or by the laws of descent and distribution. Legatees, distributees and duly appointed executors and administrators of the estate of a deceased Participant shall have the right to exercise such Stock Options at any time prior to the expiration date of the Stock Options.

          4. If a Participant ceases to be a Director while holding unexercised Stock Options, such stock options shall become void as of the date of that termination, except in the case of termination as the result of (i) death, (ii) disability, (iii) retirement after attaining the age of sixty-five
(65) or (iv) resignation from the Board for reasons of the antitrust laws or conflict of interest or continued service policies in which cases they shall terminate on the 90th day following termination.

          5. Upon the exercise of a Stock Option, payment in full of the exercise price shall be made by the Participant. The exercise price may be paid for by the Participant either in cash, shares of the Common Stock of the Company to be valued at their fair market value on the date of exercise, or a combination thereof.

ARTICLE H - RESTRICTED PERIOD.

          Certificates representing any shares of Common Stock to which the Participant is entitled under this Plan shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account for a period (the "Restricted Period") ending six months from the date of grant of the Stock Option or the date of issuance of the shares, at which time those certificates shall be delivered to the Participant. During the Restricted Period, the Participant shall have all rights and privileges of a shareholder as to such shares, including the right to vote and receive dividends, except that the shares of Common Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of.

ARTICLE I - ADJUSTMENTS.

          The amount of shares authorized to be issued annually under this Plan will be subject to appropriate adjustment in the event of future stock splits, stock dividends, or other changes in capitalization of the Company to prevent the dilution or enlargement of rights under this Plan; following any such change, the term "Common Stock" shall be deemed to refer to such class of shares or other securities as may be


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applicable.  The number of shares and exercise prices covered by outstanding
Stock Options and the number of shares to be granted as Stock Options pursuant to Article G, paragraph 1 shall be adjusted to give effect to any such stock splits, stock dividends, or other changes in the capitalization.

ARTICLE J - VALUATION OF SHARES.

          The shares awarded shall be valued at the closing quotation for Common Stock of the Company on the NASDAQ National Market System on the day of the transfer to a Participant. All shares awarded shall be full shares, rounded up to the nearest whole share.

ARTICLE K - ADDITIONAL PROVISIONS.

          1. The Board may, at any time, repeal this Plan or may amend it from time to time except that no such amendment may amend this paragraph, increase the annual aggregate number of shares subject to this Plan, or alter the persons eligible to participate in this Plan unless such amendment is approved by the shareholders. The Participants and the Company shall be bound by any such amendments as of their effective dates, but if any outstanding awards are affected, notice thereof shall be given to the holders of such awards and such amendments shall not be applicable to such holder without his or her written consent. If this Plan is repealed in its entirety, all theretofore awarded shares subject to conditions or restrictions transferred pursuant to this Plan shall continue to be subject to such conditions or restrictions.

          2. Article G, paragraph 1 shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

          3. Every recipient of shares pursuant to this Plan shall be bound by the terms and provisions of this Plan and of the transfer of shares provisions referable thereto, and the acceptance of any transfer of shares pursuant to this Plan shall constitute a binding agreement between the recipient and the Company.

ARTICLE L - DURATION OF PLAN.

          This Plan shall be effective as of January 1, 1996. The Plan is subject to ratification before December 31, 1996 by the affirmative vote of the holders of a majority of the Common Stock of the Company present, or represented, and entitled to vote at a meeting duly held. Any shares of Common Stock and Stock Options awarded prior to approval of the Plan by the shareholders are contingent until such approval is obtained and shall be subject to immediate forfeiture in the event such approval is not obtained. This Plan will terminate on December 31, 2005 unless a different termination date is fixed by the shareholders or by action of the Board but no such termination shall affect the prior rights under this Plan of the Company or of anyone to whom shares have been transferred prior to such termination.